UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 27, 2017

OMNITEK ENGINEERING CORP.

 (Exact name of Registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

000-53955                                         33-0984450

     (Commission File Number)                          (IRS Employer Identification No.)

1333 Keystone Way, Suite 101, Vista, California 92081

 (Address of principal executive offices, Zip Code)

(760) 591-0089

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on October 27, 2017. At the Annual Meeting, the shareholders voted on the following proposals and cast their votes as described below.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors (the “Board”).

	For	Authority Withheld	Broker Non-Vote
Werner Funk	11,654,431	1,146,840	0
Richard Miller	11,640,256	1,160,985	0
George G. Chachas	11,629,631	1,171,610	0
Gary S. Maier	11,926,356	874,885	0
John M. Palumbo	11,639,631	1,161,610	0

Proposal 2

Proposal 2 was a management proposal to ratify the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for 2017, as described in the proxy materials. This proposal was approved.

For	Against	Abstained
11,531,921	671,057	505,267

Proposal 3

Proposal 3 was a management proposal to ratify the approval of the Omnitek 2017 Long-Term Incentive Plan, as described in the proxy materials. This proposal was approved.

For	Against	Abstained
10,134,942	2,258,154	36,050

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITEK ENGINEERING CORP.

Date: November 4, 2017	_______________________________
By: Werner Funk
Its: President